Exhibit 3.1.65

ROSS MILLER

Nevada Secretary of State

206 North Carson Street

Carson City, Nevada 89701-4299

ARTICLES OF ORGANIZATION

LIMITED LIABILITY COMPANY

(PURSUANT TO NRS 86)

1.	Name of Limited Liability Company	NCOP X, LLC

2.	Resident Agent Name and Street Address:	Nevada Incorporators and Registration Service, LLC. 3763 Howard Hughes Parkway, Suite 170 Las Vegas, NEVADA 89169

3.	Dissolution Date:	Latest date upon which the company is to dissolve (if existence is not perpetual):

4.	Management:	Company shall be managed by: Manager(s)

5.	Names, Addresses of Managers or Members:	NCOP Nevada Holdings, Inc. 3763 Howard Hughes Parkway, Suite 170A Las Vegas, Nevada 89169

6.	Names, Addresses and Signatures of Organizers:	Candace R. Corra 3763 Howard Hughes, Suite 170 Las Vegas, Nevada 89169	Signature:	/s/ Candace R. Corra

7.	Certificate of Acceptance of Appointment of Resident Agent:	I, hereby accept appointment as Resident Agent for the above named limited liability company /s/ Candace R. Corra	12-12-07
		Signature of Resident Agent	Date